UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      May 30, 2013

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, Georgia 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 1.02              Termination of a Material Definitive Agreement

On June 1, 2013, Avalon Health Care, LLC (“Avalon”) notified AdCare Property Holdings, LLC (“AdCare Holdings”), a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), of Avalon’s termination of that certain Purchase and Sale Agreement, dated February 15, 2013 and as amended March 14, 2013 (the “Avalon Purchase Agreement”), between AdCare Holdings and Avalon, due to the failure of the transaction contemplated thereby to close by May 31, 2013. Pursuant to the Avalon Sale Agreement, AdCare Holdings had the right to acquire certain land, buildings, improvements, furniture, vehicles, contracts, fixtures and equipment comprising: (i) a 180-bed skilled nursing facility known as Bethany Health and Rehab; and (ii) a 240-bed skilled nursing facility known as Trevecca Health and Rehab, both located in Nashville, Tennessee for an aggregate purchase price of $28,000,000.  In connection with the termination of the Avalon Purchase Agreement, AdCare Holdings is seeking the return of $400,000 previously deposited by AdCare Holdings into escrow to be held as earnest money.

Item 2.03                                           Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Northwest Credit Facility

On May 30, 2013, NW 61st Nursing, LLC (“Northwest”), a wholly owned subsidiary of the Company, entered into a Credit Agreement (the “Northwest Credit Facility”), between Northwest and Gemino Healthcare Finance, LLC (“Gemino”).  The Northwest Credit Facility provides for a $1,000,000 principal amount senior-secured revolving credit facility.

The Northwest Credit Facility matures on January 31, 2015.  Interest on the Northwest Credit Facility accrues on the principal balance thereof at an annual rate of 4.75% plus the current LIBOR rate.  Northwest shall also pay to Gemino: (i) a collateral monitoring fee equal to 1.0% per annum of the daily outstanding balance of the Northwest Credit Facility; and (ii) a fee equal to 0.5% per annum of the unused portion of the Northwest Credit Facility.  In the event the Northwest Credit Facility is terminated prior to January 31, 2015, Northwest shall also be required to pay a fee to Gemino in an amount equal to 1.0% of the Northwest Credit Facility.  The Northwest Credit Facility is secured by a security interest in, without limitation, the accounts receivable and the collections and proceeds thereof relating to the Company’s skilled nursing facility located in Oklahoma City, Oklahoma known as the Northwest Nursing Center. The Company has unconditionally guaranteed all amounts owing under the Northwest Credit Facility.

The Northwest Credit Facility contains customary events of default, including material breach of representations and warranties, failure to make required payments, failure to comply with certain agreements or covenants and certain events of bankruptcy and insolvency. Upon the occurrence of an event of default, Gemino may terminate the Northwest Credit Facility.

In connection with entering into the Northwest Credit Facility, certain affiliates of the Company and Northwest, as applicable, also entered into an intercreditor and subordination agreement, governmental depository agreement and subordination of management fee agreement, each containing customary terms and conditions.

Bonterra Amendment

On May 30, 2013, ADK Bonterra/Parkview, LLC (“Bonterra”), a wholly owned subsidiary of the Company, entered into a Fourth Amendment to Credit Agreement (“Bonterra Amendment”) with Gemino, which amended that certain Credit Agreement, dated April 27, 2011, between Bonterra and Gemino (as amended, the “Bonterra Credit Facility”). The Bonterra Amendment, among other things: (i) extends the term of the Bonterra Credit Facility from January 31, 2014 to January 31, 2015; (ii) amends certain financial covenants regarding Bonterra’s fixed charge coverage ratio and maximum loan turn days; and (iii) amends the Bonterra Credit Facility to include the Northwest Credit Facility as an affiliated credit agreement in determining whether certain financial covenants are being met.

KeyBank Amendment

On May 31, 2013, certain subsidiaries of the Company (the “KeyBank Borrowers”) entered into a First Amendment to Secured Loan Agreement and Payment Guaranty (the “KeyBank Amendment”) with KeyBank National Association (“KeyBank”), which amended that certain Secured Loan Agreement, dated December 28, 2012, between the KeyBank Borrowers and KeyBank (the “KeyBank Credit Facility”).  Pursuant to the KeyBank Amendment, KeyBank waives any default or events of default that may exist relating to the Company’s: (i) failure to timely file with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”); (ii) process of restating its previously issued financial statements for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012; and (iii) non-compliance with the continued listing standards of the NYSE MKT LLC, as well as certain other events.  The KeyBank Amendment, among other things: (1) establishes a special account under the sole dominion and control of KeyBank pursuant to which certain of the KeyBank Borrowers shall deposit certain funds, on a monthly basis, to be held as collateral; (2) amends certain financial covenants regarding the KeyBank Borrowers’ implied debt service coverage and furnishing of certain financial information; and (3) amends certain financial covenants provided for in a guaranty made by the Company for the benefit of KeyBank relating to the KeyBank Credit Facility.   In addition, as a condition precedent for KeyBank to enter into the KeyBank Amendment, the Company granted a first-priority security interest in the real property and improvements, leases and rents, revenues and accounts receivables relating to the 32 unit assisted-living facility located in Mountain View, Arkansas known as the Stone County Residential Care Center.  The KeyBank Amendment also requires the Company to pledge to KeyBank, as additional collateral, that certain secured promissory note dated December 28, 2012, issued by CHP Acquisition Company, LLC (“CHP”) to the Company in the amount of $3,600,000 (as amended, the “CHP Note”); provided, however, that the Company shall be entitled to any excess payments of principal or prepayments over $2,000,000 made by CHP on the CHP Note.

In connection with entering into the KeyBank Amendment, certain affiliates of the Company and the KeyBank Borrowers, as applicable, entered into environmental indemnities, pledge and security agreements, subordination of lease liens and subordination of management fee agreements, each containing customary terms and conditions.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2013, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Martin D. Brew, who served as the Company’s Senior Vice President and Chief Financial Officer until April 15, 2013.  Pursuant to the Separation Agreement: (i) Mr. Brew will remain employed by the Company for a limited period of time as Vice President (the “Transition Period”); (ii) Mr. Brew’s employment with the Company will terminate on such date as determined solely by the Company, which date will be no earlier than June 4, 2013 and no later than November 30, 2013 (the “Termination Date”); (iii) the Company will pay Mr. Brew a salary of $20,833.33 per month from June 1, 2013 through the Termination Date; and (iv) Mr. Brew will receive additional compensation of $120 per hour over and above his salary for the performance of any services and duties as requested by the Company during the Transition Period.  Furthermore, subject to the terms of the 2011 Stock Incentive Plan (the “Plan”) and applicable option agreements, Mr. Brew may exercise any options granted to him under the Plan which have vested as of the Termination Date at any time within 30 days of the Termination Date; provided, however, that: (1) Mr. Brew may not exercise any options granted to him until the first trading day which occurs immediately after the first date on which the Company has filed with the SEC its Annual Report and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Option Exercise Date”); and (2) the Company will cause the Termination Date to be no more than 30 days prior to the Option Exercise Date.  Upon the Termination Date, in exchange for Mr. Brew’s execution of a waiver and release of certain claims against the Company, the Company has agreed to pay to Mr. Brew $20,833.33 per month through the month of November 2013 and $2,688.17 for the period from December 1, 2013 through and including December 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Ronald W. Fleming
Ronald W. Fleming
Chief Financial Officer